Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333- 254836 on Form S-1 of our report dated March 23, 2023, relating to the financial statements of Butterfly Network Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Deloitte & Touche LLP

New York, New York

May 2, 2023